UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 2, 2018

Date of Report (Date of Earliest Event Reported)

ITRON, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019

(Address of Principal Executive Offices, Zip Code)

(509) 924-9900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 2, 2018, Itron, Inc. (the “Company”) and Shannon M. Votava, the Company’s Senior Vice President, General Counsel & Corporate Secretary agreed that she will be departing Itron to pursue new opportunities outside the Company. Ms. Votava will continue serving the Company in her current capacity through August 5, 2018 to ensure a smooth transition period.

Consistent with the Company’s Executive Officer Severance Policy, adopted by the Company’s board of directors on December 14, 2012, Ms. Votava will be entitled to receive severance pay equal to one year’s base salary, employer benefit premium payments or reimbursement for one year, and transitional assistance contingent upon the signing of a release of claims containing, among other things, a one-year noncompetition obligation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

Dated: July 6, 2018	By:	/s/ PHILIP C. MEZEY
Philip C. Mezey
President and Chief Executive Officer